UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2013

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-176429	98-0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

88 College Hill, Ponsonby, Auckland NZ
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011.64.214.664 45

TEAMUPSPORT INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the proposed transaction with Sandwich Isles Trading Co., Inc. disclosed in the current report on Form 8-K filed on June 12, 2013, effective September 9, 2013, we completed a merger with our subsidiary, KonaRed Corporation, a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from “TeamUpSports Inc.” to “KonaRed Corporation”.

Also effective September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital has increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock has increased to 64,350,423 shares of common stock issued and outstanding.

Item 7.01 Regulation FD Disclosure

The name change and forward split became effective with the Over-the-Counter Bulletin Board at opening for trading on September 9, 2013 under the stock symbol “TUPSD”. A new symbol of “KRED” will become effective on or about October 7, 2013 and our stock will commending trading under the symbol “KRED” at that time. Our new CUSIP number is 50048Y104.

Item 9.01 Financing Statements and Exhibits

(d)	Exhibits

3.1	Articles of Merger dated effective September 9, 2013
3.2	Certificate of Change dated effective September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION (formerly TeamUpSport Inc.)

/s/ Richenda Rowe
Richenda Rowe
Chief Executive Officer, Chief Financial Officer and director

September 13, 2013